Exhibit (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of BMT Investment Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of BMT Investment Funds for the period ended November 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of BMT Investment Funds for the stated period.

/s/ Jennifer Dempsey Fox		/s/ Michael W. Harrington
Jennifer Dempsey Fox		Michael W. Harrington
President, BMT Investment Funds		Treasurer, BMT Investment Funds
(Principal Executive Officer)		(Principal Financial Officer)

Dated:	1/17/2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by BMT Investment Funds for purposes of Section 18 of the Securities Exchange Act of 1934.